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EXHIBIT 21 -- SUBSIDIARIES OF PROVIDENT BANKSHARES CORPORATION [PENDING
LEGAL/MMF]

Subsidiaries                                      State of Incorporation
------------                                      ----------------------
Provident Bank (1)                                Maryland
Provident Mortgage Corp.  (2)                     Maryland
Provident Financial Services, Inc.                Maryland
Provident Investment Center, Inc.                 Maryland
Banksure Insurance Corporation                    Maryland
PB Investment Corporation                         Delaware
PB REIT                                           Delaware
PB Trust I                                        Delaware
Provident Lease Corp., Inc.                       Maryland
Lexington Properties Management, Inc.             Maryland
LPM Sub  1, Inc.                                  Maryland
LPM Sub  2, Inc.                                  Maryland
LPM Sub  3, Inc.                                  Maryland
LPM Sub  4, Inc.                                  Maryland
LPM Sub  5, Inc.                                  Maryland
LPM Sub  6, Inc.                                  Maryland
LPM Sub  7, Inc.                                  Maryland
LPM Sub  8, Inc.                                  Maryland
LPM Sub  9, Inc.                                  Maryland
LPM Sub 10, Inc.                                  Maryland
Court Square Leasing Corporation                  Maryland

(1) Also doing business as Provident Bank of Maryland, Court Square Financial Services and Fast' n Friendly Check Cashing Services.
(2)  Also doing business as Court Square Mortgage and Court Square Funding
     Group.